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EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
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                                                                     State of
         Name                                                      Incorporation
         ----                                                      -------------

First Merchants Bank, National Association . . . . . . . . . . . . . . . U.S.

Pendleton Banking Company. . . . . . . . . . . . . . . . . . . . . . .Indiana

First United Bank. . . . . . . . . . . . . . . . . . . . . . . . . . .Indiana

The Union County National Bank of Liberty. . . . . . . . . . . . . . . . U.S.

The Randolph County Bank . . . . . . . . . . . . . . . . . . . . . . .Indiana